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                                LETTER AGREEMENT
                                       AND
                        AMENDMENT TO EMPLOYMENT AGREEMENT


This LETTER AGREEMENT and AMENDMENT to EMPLOYMENT AGREEMENT ("Employment Amendment") is being entered into by and between LAKOTA TECHNOLOGIES, INC. ("Lakota"), a Colorado corporation and successor in interest to Lakota Energy, Inc, a Colorado corporation, and the successor in interest to Voice Design, Inc., a Texas corporation, with Lakota having its principal offices situated in Harris County, Texas; and PATRICK "CODY" MORGAN, an individual, principal officer, director and shareholder of Lakota, whose principal residence is situated in Harris County, Texas ("Morgan").

WHEREAS, Morgan and Voice Design, Inc. entered into an Employment Agreement on or about June 14, 1999, which established certain rights, duties and obligations between the parties, a true and correct copy of which is attached hereto and made a part hereof as Exhibit "A"; and

WHEREAS, all of the outstanding shares of Voice Design, Inc. were subsequently transferred to and acquired by Lakota Energy, Inc., thereby merging Voice Design, Inc. into Lakota Energy, Inc.; and

WHEREAS, at the Annual Meeting of the Shareholders of Lakota Energy, Inc. held on July 16, 1999, the shareholders of the corporation approved a resolution to change the name of the corporation from Lakota Energy, Inc. to Lakota Technologies, Inc.; and thereafter authorized the filing of Articles of Amendment to the corporation's Articles of Incorporation, which were filed with the Colorado Secretary of State's office on August 4, 1999 in compliance with the shareholder resolution approved on July 16, 1999, thereby changing the name of the corporation to Lakota Technologies, Inc. ("Lakota"); and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Employment Agreement between Morgan and Voice Design, Inc. (now merged with Lakota), to formally assign said Employment Agreement to Lakota Technologies, Inc., and to hereby agree that all remaining terms and conditions contained in the Employment Agreement, as hereby amended and assigned, shall remain in full force and effect, and by virtue of this amendment, are hereby ratified and confirmed by the parties hereto as of the date hereof.

NOW, THEREFORE, for and in consideration of the premises, mutual benefits, covenants and agreements contained herein, Lakota and Morgan do hereby agree as follows:

                                       I.

         The parties hereto agree, that the "Annual Base Compensation" described under Article 3.1 in the Employment Agreement dated and effective as of June 14, 1999, is hereby amended by deleting the original salary amount of "$75,000.00", and replacing that figure with the amended sum of "$250,000.00", effective as of March 1, 2000. All other terms and conditions remain unchanged.

                                       II.

         In consideration of Morgan's performance during the first nine (9) months of the Employment Agreement, as both a bonus under Article 3.2 of said agreement, and as an inducement to remain employed by Lakota under the terms of the Employment Agreement, as amended hereby, Morgan shall be issued a one-time cash bonus payment of fifty-thousand dollars ($50,000), to be paid on or before March 1, 2000.

                                      III.


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         All of the rights, duties and obligations of Voice Design, Inc., as contained in the Employment Agreement, as amended hereby, are hereby assigned in full, for the duration of the term of the Employment Agreement, to Lakota, in its own right, as the successor in interest to Voice Design, Inc.

                                       IV.

         All other terms and conditions contained in the Employment Agreement attached hereto as Exhibit "A", shall remain in full force and effect, and the parties hereto ratify and confirm the terms and conditions of the Employment Agreement, as amended hereby, as of the date hereof.

                                       V.

         This Employment Amendment and the terms and conditions of the Employment Agreement have been negotiated and executed in Harris County, Texas, and shall be construed and enforced in accordance with the laws of the State of Texas.

                                       VI.

         This Employment Amendment to the Employment Agreement attached hereto as Exhibit "A", may be executed in multiple counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Employment Amendment consisting of two (2) pages, has been executed by the parties hereto in multiple copies, as of the date(s) indicated below, but to be effective for all purposes as of March 1, 2000.


LAKOTA TECHNOLOGIES, INC.                   ATTEST/SEAL;
("Lakota")


By: /s/ Majed Jalali                        By: /s/ Patrick C. Morgan
   ------------------------------              --------------------------------
Name:  Majed Jalali                         Name:   Patrick C. Morgan
Title: Director                             Title:  Corporate Secretary
Date: February 10, 2000

PATRICK "CODY" MORGAN ("Morgan")            WITNESS:

/s/ Patrick C. Morgan                       /s/ Candus Morgan
---------------------------------           -----------------------------------
Patrick "Cody" Morgan                       Name: Candus Morgan

Date: February 10, 2000





ATTACHMENT:    EXHIBIT "A" (Employment Agreement dated June 14, 1999)


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